EXHIBIT 10.26


                              Consulting Agreement


      This consulting agreement (the "Agreement"), is made effective as of this 7th day of July 1998 by and between NumereX Corp. ("Company") and John J. Reis ("Consultant").

      Whereas, for personal reason, Mr. Reis has today resigned as President, Chief Executive Officer and as a director of NumereX;

      Whereas, the Company is desirous of having Mr. Reis serve as a consultant to the Company to assure a smooth transition.

      Now, therefore, upon the mutual promises and covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

            1. Consultant shall provide consulting services for a period of 60 days (the "Consulting Period") from the date hereof as may be reasonably requested by the Company.

            2. As compensation therefor, during the Consulting Period, Consultant shall receive a base salary, based upon the annual compensation of $322,000.00.


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            3. Consultant shall receive medical benefits for a period
            terminating fourteen months from the date hereof, comparable to the medical benefits which were in effect on the date hereof.

            4. Consultant shall continue to receive reimbursement for automobile expenses, including lease payments as were applicable on the date hereof, for a period terminating fourteen months from the date hereof.

            5. Consultant shall receive reimbursement for outplacement related expenses incurred by him, not to exceed $25,000.00.

            6. Consultant agrees to return to the Company any and all Company property in his possession, whether in Virginia or Pennsylvania.

            7. The Company shall use its best efforts to protect the value of stock options granted to date (including options to purchase 75,000 shares granted in June 1998) which have been granted to the Consultant by the Company, provided such does not have an adverse effect on the Company or the Consultant. In this regard, the parties hereto undertake, in good faith, a satisfactory resolution with regard to the aforesaid stock options.

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            8. The parties hereto acknowledge that nothing herein shall effect the Employment Agreement dated June 3, 1996 which shall continue to be binding between the parties hereto, and Consultant shall be entitled to the benefits set forth in Sections 7(a) and 7(e).

            9. For purposes of this Agreement, Consultant shall be treated as an employee of the Company.


                                      NumereX Corp.

Date:    7-13-98                      By:  /s/ Gordon T. Ray
      ----------------                     -------------------------------
                                               Gordon T. Ray
                                               Acting President and
                                               Chief Executive Officer



                                     Consultant



Date:    7-13-98                    By:  /s/ John J. Reis
      ----------------                   ---------------------------------
                                             John J. Reis